As filed with the Securities and Exchange Commission on April 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10 MAG SILVER CORP.
(Exact name of registrant as specified in its charter)
British Columbia, Canada
(Province or other jurisdiction of incorporation or organization)
1040
(Primary Standard Industrial Classification Code Number, if applicable)
Not applicable
(I.R.S. Employer Identification No., if applicable)
#770-800 West Pender Street Vancouver, BC, Canada V6C 2V6 Tel: 604-630-1399
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711 Telephone: 302-738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher J. Cummings, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, ON, Canada M5K 1J3 Tel: 416-504-0522 Fax: 416-504-0530	Bob J. Wooder Blake, Cassels & Graydon LLP 595 Burrard Street P.O. Box 49314 Suite 2600, Three Bentall Centre Vancouver, BC, Canada V7X 1L3 Tel: 604-631-3330 Fax: 604-631-3309

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. [X] upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. [_] at some future date (check the appropriate box below):

1. [_]       pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2. [_]       pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. [_]       pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. [_]       after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee(7)
Common Shares (no par value)(2)
Preferred Shares (no par value)
Debt Securities
Subscription Receipts(5)
Units(6)
Warrants
Total	U.S.$250,000,000		U.S.$250,000,000	U.S.$32,450

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, subscription receipts, units and warrants of the Registrant and such indeterminate amount of unsecured debt securities of the Registrant consisting of debentures, notes or other unsecured evidence of indebtedness as shall have an aggregate initial offering price not to exceed U.S.$250,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.
(2)	Includes rights to purchase additional shares pursuant to the Shareholder Rights Plan Agreement dated as of May 13, 2016, between the Registrant and Computershare Investor Services Inc. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the shares registered hereby.
(3)	The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	Each subscription receipt will be issued under a subscription receipt agreement and will represent a right to exchange such subscription receipt into common shares, preferred shares or debt securities.
(6)	Each unit will consist of one or more of the Registrant’s common shares, preferred shares, subscription receipts, warrants and debt securities.
(7)	US$24,900 was previously paid in connection with a registration statement on Form F-10 (File No. 333-222639) filed by the Registrant on January 22, 2018, US$24,900 of which was paid in relation to securities remaining unsold in the offering contemplated by such registration statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, such amount is being offset against the filing fee due in connection with the filing of this registration statement. Accordingly, US$7,550 is being paid at the time of filing this registration statement.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 23, 2020

U.S.$250,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Rights

Units

Warrants

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of MAG Silver Corp. (“we”, “MAG” or the “Company”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to U.S.$250,000,000. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the “Common Shares”) are listed on the Toronto Stock Exchange (“TSX”) under the symbol “MAG” and on the NYSE American LLC (“NYSE American”) under the symbol “MAG”. On April 22, 2020, the last trading day before the date hereof, the closing price per share of our common shares was C$14.01 on the TSX and U.S.$9.87 on the NYSE American. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, rights, units and warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and the audit of such financial statements may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, some or all of our officers and directors and some or all of the experts named in this prospectus are Canadian residents, and many of our assets are located outside of the United States.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See “Plan of Distribution”. A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.

Our head office is located at 770, 800 West Pender Street, Vancouver, British Columbia, V6C 2V6 and our registered office is located at 2600 - 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada.

Dr. Peter Megaw who has provided consent to the incorporation by reference into this base shelf prospectus of certain technical information for which he is the responsible qualified persons, and Richard Clark, a director of the Company, reside outside of Canada and have appointed an agent for service of process in Canada. See “Agent for Service of Process”.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, financial performance and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “U.S.$” are to U.S. dollars and references to “C$” or “$” are to Canadian dollars.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “MAG” or the “Company”, refer to MAG Silver Corp. together with our subsidiaries.

CAUTIONARY NOTE FOR UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference and any prospectus supplement, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

Technical disclosure regarding our properties included herein or in the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws. Without limiting the foregoing, such technical disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all Mineral Reserve and Mineral Resource estimates contained in the technical disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System.

Canadian standards, including NI 43-101, differ significantly from the requirements of the Securities and Exchange Commission (the “SEC”) under the SEC’s Industry Guide 7 (“Industry Guide 7”), and Mineral Reserve and Mineral Resource information contained or incorporated by reference in this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “Mineral Resource” does not equate to the term “Mineral Reserves”. Under Industry Guide 7, mineralization may not be classified as a “Mineral Reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the Mineral Reserve determination is made and volumes that are not “Mineral Reserves” should not be disclosed. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as Mineral Reserves under the SEC standards. Accordingly, Mineral Reserve estimates included herein and in the documents incorporated herein by reference may not qualify as “Mineral Reserves” under Industry Guide 7. Industry Guide 7’s disclosure standards normally do not permit the inclusion of information concerning “Measured Mineral Resources”, “Indicated Mineral Resources” or “Inferred Mineral Resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “Mineral Reserves” under Industry Guide 7 in documents filed with the SEC.

U.S. investors should also understand that “Inferred Mineral Resources” are Mineral Resources for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. “Inferred Mineral Resources” are based on limited information and have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility, although it is reasonably expected that the majority of “Inferred Mineral Resources” could be upgraded to “Indicated Mineral Resources” with continued exploration. Under Canadian rules, “Inferred Mineral Resources” must not be included in the economic analysis, production schedules, or estimated mine life in publicly disclosed feasibility or pre-feasibility studies, or in the life of mine plans and cash flow models of developed mines. “Inferred Mineral Resources” can only be used in economic studies as provided under NI 43-101. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resources” exists or is economically or legally mineable. Disclosure of “contained ounces” in a Mineral Resource is permitted disclosure under Canadian regulations; however, the SEC under Industry Guide 7 normally only permits issuers to report mineralization that does not constitute “Mineral Reserves” by Industry Guide 7 standards as in-place tonnage and grade without reference to unit measures. In addition, the definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” under reporting standards in Canada differ in certain respects from the standards of Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with Industry Guide 7.

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In addition to using financial measures prescribed by IFRS, this prospectus, and the documents incorporated by reference into this prospectus, include references to non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other issuers. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our financial performance from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of Canadian securities laws. Such forward-looking statements and information include, but are not limited to:

•	the future price of silver, gold, lead, zinc and copper;
•	the estimation of Mineral Resources;
•	preliminary economic estimates relating to the Juanicipio Project (as defined herein);
•	estimates of the time and amount of future silver, gold, lead, zinc and copper production for specific operations;
•	estimated future exploration and development expenditures and other expenses for specific operations;
•	permitting timelines;
•	the Company’s expectations regarding impairments of mineral properties;
•	the expected timeline to commercial production at the Juanicipio Project;
•	the expected timeline to complete construction at the Juanicipio Project;
•	the expected capital requirements to achieve commercial production at the Juanicipio Project;
•	the Company’s expectations regarding the sufficiency of its capital resources and requirements for additional capital;
•	litigation risks;
•	currency fluctuations;
•	environmental risks and reclamation cost;
•	changes to governmental laws and regulations; and
•	effects of the novel coronavirus (“COVID-19”) outbreak as a global pandemic.

When used in this prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to the Company or management, are intended to identify forward-looking statements and information. Such statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.

Forward-looking statements are necessarily based upon estimates and assumptions, which are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, regarding future business decisions, are subject to change. Assumptions and other factors underlying the Company’s expectations regarding forward-looking statements or information contained in this prospectus include, among others:

•	our ability to manage our growth effectively;
•	the absence of material adverse changes in our industry or the global economy;
•	trends in our industry and markets;
•	our ability to maintain good business relationships;
•	our ability to manage and integrate acquisitions;
•	our Mineral Reserve and Mineral Resource estimates, and the assumptions upon which they are based;
•	our ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals;
•	our expectation that our operations will not be significantly disrupted as a result of political instability, nationalization, terrorism, sabotage, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development or exploration risks;
•	our expectation regarding the level of disruption to operations at Juanicipio as a result of COVID-19;
•	our ability to meet the expected timelines to production;
•	our ability to retain key personnel;
•	our ability to raise sufficient debt or equity financing to support our continued growth;
•	the timely receipt of required approvals and permits;
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•	that the Company will continue to have sufficient working capital to fund its operations;
•	the global financial markets and general economic conditions will be stable and prosperous in the future;
•	preliminary economic estimates and the assumptions upon which they are based relating to the Juanicipio Project; and
•	our Mineral Resource estimates and the assumptions upon which they are based.

Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements and information, including, among others:

•	the potential for no commercially mineable deposits due to the speculative nature of the Company’s business;
•	none of the properties in which the Company has an interest having any Mineral Reserves ;
•	the Company’s properties or those it has an interest in, are primarily in the development and exploration stage, and most exploration projects do not result in commercially mineable deposits;
•	estimates of Mineral Resources being based on interpretation and assumptions which are inherently imprecise;
•	no guarantee of surface rights for the Company’s mineral properties or those it has an interest in;
•	no guarantee of the Company’s ability to obtain all necessary licenses and permits that may be required to carry out exploration and development of its mineral properties or those it has an interest in and business activities;
•	risks related to the properties in which the Company has an interest being primarily located in foreign jurisdictions, including Mexico, which may be subject to political instability, governmental relations and increased police and military enforcement action against criminal activities;
•	the effect of global economic and political instability on the Company’s business;
•	the effect of the COVID-19 outbreak as a global pandemic on the Company’s business;
•	risks related to maintaining a positive relationship with the communities in which the Company operates;
•	risks related to the Company’s ability to finance substantial expenditures required for commercial operations on its mineral properties or those it has an interest in;
•	the Company’s history of losses and no revenues from operations;
•	risks related to the Company’s ability to arrange additional financing, and possible dilution in or loss of the Company’s interests in its properties or those it has an interest in due to a lack of adequate funding;
•	risks related to access and availability of infrastructure, power and water;
•	risks related to ground water levels at the Juanicipio Project;
•	risks related to underground rock conditions and impact on development rates;
•	risks related to a lack of access to a skilled workforce;
•	risks related to the Juanicipio Project mine plan and mine design and the development timeline to production;
•	risks related to the Juanicipio Project not achieving the financial results and the development timeline consistent with the 2017 PEA as defined herein.
•	risks related to the capital requirements for the Juanicipio Project and the timeline to production;
•	risks related to the Company’s decision to participate in the development of the Juanicipio Project;
•	risks related to the mine plan and mine design;
•	risks related to title, challenge to title, or potential title disputes regarding the Company’s mineral properties or those it has an interest in;
•	risks related to the Company being a minority shareholder of Minera Juanicipio (as defined herein);
•	risks related to disputes with joint venture shareholders;
•	risks related to the influence of the Company’s significant shareholders over the direction of the Company’s business;
•	the potential for legal proceedings to be brought against the Company;
•	risks related to environmental regulations;
•	the highly competitive nature of the mineral exploration industry;
•	risks related to equipment shortages, access restrictions and lack of infrastructure on the Company’s mineral properties or those it has an interest in;
•	the Company’s dependence upon key personnel, and other qualified management;
•	the Company’s dependence on certain related party service providers (Minera Cascabel S.A. de C.V. (“Cascabel”) and IMDEX Inc. (“IMDEX”)) to supervise operations in Mexico;
•	the Company’s dependence on Fresnillo plc (“Fresnillo”) to attract, train and retain qualified personnel;
•	the Company’s dependence on Fresnillo to hire qualified contractors;
•	the Company’s dependence on Fresnillo to supervise and operate the Juanicipio Project;
•	risks related to directors or officers being, or becoming, associated with other natural resource companies which may give rise to conflicts of interest;
•	currency fluctuations (particularly the C$/U.S.$ and U.S.$/Mexican Peso exchange rates) and inflationary pressures;
•	risks related to mining operations generally;
•	risks related to fluctuation of mineral and metal prices and their marketability;
•	the Company (or Fresnillo) being subject to anti-corruption laws, human rights laws and Mexican foreign investment, income tax laws and Mexican laws;
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•	risks related to the costs of complying with the Zacatecas Tax Law (as defined herein);
•	the Company being subject to Canadian disclosure practices concerning its Mineral Resources which allow for more disclosure than is permitted for domestic U.S. reporting companies;
•	risks related to maintaining adequate internal control over financial reporting;
•	funding and property commitments that may result in dilution to the Company’s shareholders;
•	the volatility of the price of the Company’s Common Shares;
•	the uncertainty of maintaining a liquid trading market for the Company’s Common Shares;
•	the Company being a “passive foreign investment company” which may have adverse U.S. federal income tax consequences for U.S. shareholders;
•	the Company’s status as a “passive foreign investment company” as Minera Juanicipio commences production;
•	the difficulty of U.S. litigants effecting service of process or enforcing any judgments against the Company, as the Company, its principals and assets are located outside of the United States;
•	all of the Company’s mineral property assets being located outside of Canada;
•	risks related to the decrease of the market price of the Common Shares if the Company’s shareholders sell substantial amounts of Common Shares;
•	risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;
•	risks related to dilution to existing shareholders if stock options are exercised;
•	risks related to dilution to existing shareholders if deferred share units, restricted share units or performance share units are converted into Common Shares of the Company;
•	the history of the Company with respect to not paying dividends and anticipation of not paying dividends in the foreseeable future;
•	the absence of a market through which the Company’s securities, other than Common Shares, may be sold;
•	risks related to the debt securities being unsecured; and
•	risks related to the Company’s use of proceeds from the sale of its securities.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements and information. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements and information due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this prospectus under the heading “Risk Factors” and documents incorporated by reference herein. The Company’s forward-looking statements and information are based on the reasonable beliefs, expectations and opinions of management on the date the statements are made and, other than as required by applicable securities laws, the Company does not assume any obligation to update forward-looking statements and information if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements and information.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company at Suite 770, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6, telephone (604) 630-1399 and are also available electronically under the Company’s profile on SEDAR at www.sedar.com and on the SEC’s EDGAR system at www.sec.gov.

The following documents filed by the Company with the various securities commissions or similar authorities in the provinces and territories of Canada, are specifically incorporated by reference and form an integral part of this short form prospectus:

1.	annual information form of the Company dated March 30, 2020, as amended and restated on April 23, 2020, for the year ended December 31, 2019 (the “Annual Information Form”);
2.	audited consolidated financial statements of the Company for the years ended December 31, 2019 and 2018, together with the notes thereto and the report of the independent registered public accounting firm thereon;
3.	management’s discussion and analysis of the Company for the years ended December 31, 2019 and 2018;
4.	material change report dated April 17, 2019 relating to the announcement of project approval of the Juanicipio Project (as defined herein), held through Minera Juanicipio, from each of the Company’s Board (as defined herein), the Fresnillo board of directors and the Minera Juanicipio shareholders;
5.	management information circular of the Company dated May 8, 2019 prepared for the purposes of the annual general and special meeting of the shareholders of the Company held on June 13, 2019; and
6.	material change report dated April 22, 2020 relating to the announcement of the Company’s COVID-19 update.

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Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

ADDITIONAL INFORMATION

A registration statement on Form F-10 will be filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this prospectus constitutes a part, contains additional information not included in this prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC.

In addition to the Company’s continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Company is subject to the information requirements of the Exchange Act, and in accordance therewith the Company files with or furnishes to the SEC reports and other information. The reports and other information that the Company files with or furnishes to the SEC are prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. Copies of any documents that the Company has filed with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Deloitte LLP; (iv) the consent of each “qualified person” for the purposes of NI 43-101 listed on the Exhibit Index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

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EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Year Ended December 31,
	2019	2018	2017
	U.S.$	U.S.$	U.S.$
Closing	0.7699	0.7330	0.7971
High	0.7699	0.8138	0.8245
Low	0.7353	0.7330	0.7276
Average	0.7537	0.7721	0.7708

	Three Months Ended March 31,
	2020	2019
	U.S.$	U.S.$
Closing	0.7049	0.7483
High	0.7710	0.7637
Low	0.6898	0.7353
Average	0.7443	0.7522

On April 22, 2020, the daily exchange rate as quoted by the Bank of Canada was C$1.00 = U.S.$1.4155 (U.S.$1.00 = C$0.7065).

THE COMPANY

Name, Address and Incorporation

The Company was incorporated under the Company Act (British Columbia) on April 21, 1999 under the name “583882 B.C. Ltd.” On June 28, 1999, in anticipation of becoming a capital pool company, the Company changed its name to “Mega Capital Investments Inc.” On April 22, 2003, the Company changed its name to “MAG Silver Corp.” to reflect its new business upon the completion of its qualifying transaction on the TSX Venture Exchange. Effective March 29, 2004, the Company Act (British Columbia) was replaced by the Business Corporations Act (British Columbia). Accordingly, on July 27, 2005, the Company transitioned under the Business Corporations Act (British Columbia) and adopted new articles and concurrently increased its authorized capital from 1,000,000,000 Common Shares to an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value.

The Company’s head office is located at Suite 770, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6. The Company’s registered office is located at 2600 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3.

Intercorporate Relationships

The following chart illustrates the Company’s significant subsidiaries, including the jurisdiction of incorporation of each company and its properties.

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(1) The Company is the registered owner of 99.99% of the issued Class I shares of Minera Pozo Seco S.A. de C.V. (“Pozo Seco”), a corporation incorporated under the laws of Mexico. The remaining 0.01% of the issued Class I shares of Pozo Seco are held by Dan MacInnis, a director of the Company, on behalf of the Company.

(2) The Company is the registered owner of 99.99% of the issued Class I shares of Minera Los Lagartos, S.A. DE C.V. (“Lagartos”), a corporation incorporated under the laws of Mexico. The remaining 0.01% of the issued Class I shares of Lagartos are held by Dan MacInnis, a director of the Company, on behalf of the Company.

(3) Lagartos is the registered owner of a 44% interest in Minera Juanicipio, S.A. De C.V. (“Minera Juanicipio”), with Fresnillo, a London Stock Exchange listed company controlled by Industrias Peñoles, S.A. De C.V. (“Peñoles”), the registered owner of the remaining 56% interest in Minera Juanicipio. Minera Juanicipio is a corporation incorporated under the laws of Mexico, which holds the Juanicipio mining concession and the related development workings to date (the “Juanicipio Project”).

Summary Description of Business

The Company is a Vancouver-based mineral development and exploration company that is focused on the acquisition, development and exploration of high-grade, district-scale projects located in the Americas. The Company’s principal property, and its only material property for the purposes of NI 43-101, is its 44% interest in the Juanicipio Project, held through its 44% ownership in Minera Juanicipio. The Juanicipio Project is primarily a silver exploration and development project now in the mine development and construction phase. The Company currently considers the Juanicipio Project to be its material property for the purposes of NI 43-101.

The Company has interests in concession rights in other non-material properties to which the exploration is managed directly by the Company.

Principal Project

Juanicipio Project

The Juanicipio Project is located in the Fresnillo District, Zacatecas State, Mexico, approximately 6 kilometres west of the mining town of Fresnillo and covers approximately 7,679 hectares. The Company initially acquired a 100% interest in the Juanicipio Project in 2003. From 2005 to 2007, Peñoles earned a 56% interest in the Juanicipio Project by conducting U.S.$5,000,000 of exploration on the property and purchasing U.S.$1,000,000 worth of Common Shares of the Company at market price at the time of purchase. In December 2007, Lagartos and Peñoles established Minera Juanicipio to hold and operate all mineral and surface rights related to the Juanicipio Project. In 2008 Peñoles transferred its 56% interest of Minera Juanicipio to Fresnillo pursuant to a statutory merger. Fresnillo is the operator of Minera Juanicipio, which is governed by a shareholders’ agreement dated October 10, 2005 (the “Shareholders Agreement”) and its corporate by-laws. Pursuant to the Shareholders Agreement and Minera Juanicipio’s corporate by-laws, each shareholder is to provide funding pro rata to its interest in Minera Juanicipio, with Fresnillo contributing 56% and the Company, through Lagartos, contributing 44%, respectively, and if either party does not fund pro rata, their ownership interest will be diluted in accordance with the Shareholders Agreement.

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The Juanicipio Project consists of high grade silver-gold-lead-zinc epithermal vein deposits. The principal vein, the Valdecañas Vein, has dilatant zones (bulges) at its east and west extremes and several en echelon vein splays and cross-veins. A NI 43-101-compliant technical report commissioned by the Company, titled “MAG Silver Juanicipio NI 43-101 Technical Report” was filed on SEDAR on December 18, 2017, and amended and restated on January 19, 2018 (the “2017 PEA”), as incorporated by reference into this prospectus. Fresnillo prepares its own internal Mineral Resource estimate annually. Fresnillo’s estimates are not prepared in compliance with NI 43-101 and were not used in the 2017 PEA and are not relied upon by the Company.

Other Exploration Properties

The Company also holds interests in various other early stage exploration properties. In 2017, the Company entered into an option earn-in agreement with a private group whereby the Company can earn up to a 100% interest in a prospective land claim package. In late 2018, the Company entered into an option agreement with another private group whereby the Company has the right to earn 100% ownership interest in a company which owns a prospective land claim package. The Company continues to evaluate other exploration opportunities both on currently owned properties and on new prospects.

Recent Developments

On April 11, 2019, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced formal approval of the Juanicipio mine development plan.

On June 13, 2019, the Company announced the results of its annual general and special meeting held on June 13, 2019, whereby the Company’s shareholders approved, among other things, the continuation of the Company’s Rights Plan (as defined herein).

On February 10, 2020, the Company announced that Selma Lussenburg became a director on the board of directors of the Company (“Board”). Ms. Lussenburg is a business executive, former general counsel, corporate secretary and current board director with over 35 years of business experience. She has held various senior level positions encompassing a broad range of legal, governance, compliance, pension, safety & security and operational responsibilities.

On February 24, 2020, the Company and Fresnillo jointly issued a project update that mineralized material is expected to be mined from the underground mine starting in mid-2020 and that mineralized material is expected to be processed at the nearby Fresnillo processing facility until the Minera Juanicipio processing facility is completed. Commissioning for the Minera Juanicipio processing facility is expected to begin in mid-2021 and is expected to reach 85% of nameplate capacity in Q4 2021. Based on detailed engineering, actual equipment purchases and construction contracts, pre-operative capex as determined from January 1, 2018, has increased by 11.4% from U.S.$395 million to U.S.$440 million, also reflecting expenditures incurred on underground development, supporting infrastructure, and bringing forward some sustaining capital to facilitate the early underground start.

In response to the COVID-19 virus outbreak, the Mexican Government ordered a temporary suspension of all “non-essential” operations nationwide in Mexico, including mining operations, until May 30, 2020. The Company understands that Fresnillo, the operator of Juanicipio, has been in regular consultation with Mexican Government officials to determine the most appropriate compliance approach while attempting to minimize the overall impact on project development. Fresnillo has advised the Company that to date, surface exploration and construction work at Juanicipio has been temporarily stopped, and the underground operation has been temporarily reduced to a minimum working level under rigid hygienic protocols. The impact of these changes to the costs and time for the completion of development at Juanicipio is currently unknown. The COVID-19 virus outbreak and current stoppages on surface exploration and construction work and current restrictions on underground development at Juanicipio could result in additional medical and other costs, project delays, cost overruns, and operational restart costs. The total amount that the Company is required to finance in order to maintain its proportionate ownership in the project may increase from these and other consequences of the COVID-19 outbreak. See “Risk Factors”, “Virus outbreaks may create instability in work markets and may affect the Company’s Business”.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition, financial performance and prospects could materially suffer. As a result, the trading price of our securities, including our Common Shares, could decline, and you might lose all or part of your investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, financial performance and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our consolidated financial statements and related notes.

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Risk Factors – Table of Contents

Risks Relating to the Company’s Business Operations Speculative Nature of Mineral Exploration Lack of Mineral Reserves Likelihood of Commercially Mineable Deposit Nature of Mineral Resource Estimates Surface Use Licenses and Permits Business Climate in Mexico Global Economic and Political Instability Virus Outbreaks Climate Change Community Relations	10
Risks Relating to Financing the Company’s Business Operations Necessity of Substantial Expenditures History of Losses and Lack of Realizable Value Dependence on Additional Financing for Future Liquidity Inadequate Funding	13
Risks Relating to Development of Juanicipio Project Formal Production Decision Infrastructure, Power, and Water Underground Rock Conditions Access to Skilled Workforce Inconsistencies between Development Timeline and 2017 PEA Capital Requirements and Timeline to Production	14
Risks Relating to the Company’s Property Titles Title Risk Nature of Title Opinions Title Registered in Other Parties’ Names	15
Risks Related to Minority Investment in Juanicipio Project Minority Shareholder Joint Venture Significant Shareholders	16
Other Business Risks Litigation Environmental Regulation Competitive Industry Lack of Infrastructure Key Personnel Cascabel and IMDEX Qualified Personnel Conflicts of Interest Foreign Currency and Inflation Cyber Security Insufficient Insurance Metal Prices	17
Risks Relating to the Regulatory Environment Anti-Corruption Laws Human Rights Laws Mexican Foreign Investment and Income Tax Laws Mexican Regulators Canadian Disclosure Practices Sarbanes-Oxley Act	20
Risks Relating to the Company’s Securities Dilution Through Funding and Property Commitments Share Price Volatility Liquidity Tax Consequences of Passive Foreign Investment Difficulties for U.S. Litigants Asset Location Dilution Through Exercise of Common Share Equivalents Dividend Payment Market for Securities Other Than Common Shares Unsecured Debt Securities Use of Proceeds	22

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Risks Relating to the Company’s Business Operations

Mineral exploration and development is a highly speculative business and most exploration projects do not result in the discovery of commercially mineable deposits.

Exploration for minerals is a highly speculative venture necessarily involving substantial risk. The expenditures made by the Company described herein may not result in discoveries of commercial quantities of minerals. The failure to find an economic mineral deposit on any of the exploration concessions in which the Company has an interest will have a negative effect on the Company.

None of the properties in which the Company has an interest has any Mineral Reserves.

Currently, there are no Mineral Reserves (within the meaning of NI 43-101) on any of the properties in which the Company has an interest. Only those mineral deposits that the Company can economically and legally extract or produce, based on a comprehensive evaluation of cost, grade, recovery and other factors, are considered Mineral Reserves. Although Fresnillo has made statements that “Mineral Reserves” exist at the Juanicipio Project, they are not “Mineral Reserves” within the meaning of NI 43-101, and as such, no reliance should exist that they will in fact become “Mineral Reserves” within with meaning of NI 43-101.

The Mineral Resource estimates contained in the 2017 PEA are Indicated and Inferred estimates only and no assurance can be given that any particular level of recovery of silver or other minerals from mineralized material will in fact be realized or that an identified mineralized deposit will ever qualify as a commercially mineable mineral deposit. In particular, Inferred Mineral Resources are Mineral Resources for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. Therefore, Inferred Mineral Resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility, although it is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources continued exploration. Further, the economic assessment contained in the 2017 PEA is preliminary in nature, and actual capital costs, operating costs, production, economic returns and other estimates contained in studies or estimates prepared by or for the Company may differ from those described therein and herein, and there can be no assurance that actual costs will not be higher than anticipated. Based on detailed engineering, actual equipment purchases and construction contracts, pre-operative capex as determined from January 1, 2018, has increased by 11.4% from U.S.$395 million to U.S.$440 million also reflecting expenditure incurred on underground development, supporting infrastructure, and bringing forward some sustaining capital to facilitate the early underground start. Substantial additional work, including mine design and mining schedules, metallurgical flow sheets and process plant designs, would be required in order to determine if any economic deposits exist on the Company’s properties. Additional expenditures may be required to establish Mineral Reserves through drilling and metallurgical and other testing techniques. The costs, timing and complexities of upgrading the mineralized material to Proven or Probable Reserves may be greater than the value of the Company’s Mineral Reserves on a mineral property and may require the Company to write-off the costs capitalized for that property in its financial statements. The Company cannot provide any assurance that future feasibility studies will establish Mineral Reserves at its properties. The failure to establish Mineral Reserves could restrict the Company’s ability to successfully implement its strategies for long-term growth.

Most exploration projects do not result in commercially mineable deposits.

The Company’s property interests are primarily in the development and exploration stage. None of the Company’s properties have known commercial quantities of minerals. Development of mineral properties involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. The commercial viability of a mineral deposit is dependent upon a number of factors which are beyond the Company’s control, including the attributes of the deposit, commodity prices, government policies and regulation and environmental protection. Fluctuations in the market prices of minerals may render Mineral Resources and deposits containing relatively lower grades of mineralization uneconomic. Further exploration or delineation will be required before a final evaluation as to the economic and legal feasibility of any of the Company’s properties is determined. Even if the Company completes its exploration programs and is successful in identifying mineral deposits, it will have to spend substantial funds on further drilling and engineering studies before it will know if it has a commercially viable mineral deposit. Most exploration projects do not result in the discovery of commercially mineable mineral deposits.

Estimates of Mineral Reserves and Mineral Resources, mineral deposits and production costs can be affected by such factors as environmental permit regulations and requirements, indigenous communities’ rights, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. As a result, there is a risk such estimates are inaccurate. For example, the 2017 PEA includes a Mineral Resource estimate prepared by AMC in accordance with NI 43-101. The grade of precious and base metals ultimately discovered may differ from the indicated drilling results. If the grade of the Mineral Resource was lower, there would be a negative impact on the economics of the Juanicipio Project. There can be no assurance that precious metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The probability of an individual prospect ever having Mineral Reserves is extremely remote. If a property does not contain any Mineral Reserves, any funds spent on exploration of that property will be lost. The failure of the Company to find an economic mineral deposit on any of its exploration concessions will have a negative effect on the Company.

Estimates of Mineral Resources are based on interpretation and assumptions and are inherently imprecise.

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The Mineral Resource figures referred to in the 2017 PEA, this prospectus and the documents incorporated herein by reference have been determined and valued based on assumed future prices, cut-off grades and operating costs. However, until mineral deposits are actually mined and processed, any Mineral Resources must be considered as estimates only. Fresnillo prepares its own internal Mineral Resource estimates annually in respect of the Juanicipio Project and such estimates may be materially different than those relied upon by the Company. Any such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. In addition, the grade and/or quantity of precious metals ultimately recovered may differ from that indicated by drilling results. There can be no assurance that precious and base metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The grade of the reported Mineral Resource estimates are uncertain in nature and it is uncertain whether further technical studies will result in an upgrade to them. Further drilling on the mineralized zones is required to complement the current bulk sample and add confidence in the continuity of mineralized zones in comparison to the current block model. Any material change in the quantity of mineralization, grade or mineralization to waste ratio or extended declines in market prices for silver and to a lesser extent gold, zinc, lead and copper may render portions of the Company’s mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on the Company’s financial performance or financial condition.

Rights to use the surface of the Company’s mineral properties are not guaranteed.

The mineral properties in which the Company has an interest are generally located in remote and relatively uninhabited areas. Some properties, like the Juanicipio Project, are near towns and other habitations, but there are currently some areas of interest to the Company within its mineral concessions that are overlain by significant habitation or industrial users. However, there are potential overlapping surface usage issues in some areas. Some surface rights are owned by local communities or “Ejidos” and some surface rights are owned by private ranching or residential interests. The Company will be required to negotiate the acquisition of surface rights in those areas where it may wish to develop mining operations. The Company’s interest in a property or project could be adversely affected by an inability to obtain surface access permissions, or by challenges, regardless of merit, to existing surface access agreements.

There is no guarantee that licenses and permits required by the Company or Minera Juanicipio to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties.

The Company’s and Minera Juanicipio’s current and anticipated future operations, including further exploration, development and construction activities and commencement of production on the Company’s properties, require permits from various national, provincial, territorial and local governmental authorities. The Company and Minera Juanicipio may not be able to obtain all necessary licenses and permits that may be required to carry out exploration, development, construction and mining operations at their projects. In addition, the grant of required licenses and permits may be delayed for reasons outside the Company’s and Minera Juanicipio’s control. Failure to obtain such licenses and permits on a timely basis, or failure to comply with the terms of any such licenses and permits that the Company and Minera Juanicipio do obtain, may adversely affect their respective business as the Company and Minera Juanicipio would be unable to legally conduct their intended exploration, development, processing facility construction or mining work, which may result in increased costs, delay in activities or the Company or Minera Juanicipio losing its interest in its mineral properties.

The properties in which the Company has an interest are located primarily in Mexico.

The Company’s primary operations are currently conducted in a foreign jurisdiction, Mexico, and, as such, the Company’s operations are exposed to various levels of political, economic and other such risks and uncertainties. Risks and uncertainties include, but are not limited to, extreme fluctuations in currency exchange rates; high rates of inflation; labour unrest; the risks of war or civil unrest; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, there have recently been reports of increased domestic and international political unrest, police and military enforcement action against drug cartels and a corresponding increase in violent crime in Mexico.

In the past, Mexico has been subject to political instability, changes and uncertainties, which may cause changes to existing governmental regulations affecting mineral exploration and mining activities. Mexico’s status as a developing country may make it more difficult for the Company to obtain any required financing for its projects.

Any changes in governmental laws, regulations, economic conditions or shifts in political attitudes or stability in Mexico are beyond the control of the Company and the Juanicipio Project operator, Fresnillo, and may adversely affect the Company’s business, including its interest in the Juanicipio Project.

Economic and political instability may affect the Company’s business.

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The volatile global economic environment has created market uncertainty and volatility in recent years. Recent negative trends and periods of instability in the market for metal commodities and related products as a result of global economic uncertainty, reduced confidence in financial markets, bank failures and credit availability concerns have been experienced in recent years. These macro-economic events negatively affected the mining and minerals sectors in general, and the Company’s market capitalization has been volatile and significantly reduced in periods of market instabilities. Many industries, including the mining industry, are impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks. A slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company’s growth and profitability. Future economic shocks may be precipitated by a number of causes, including the ongoing European debt situation, world health pandemics, a significant rise or significant decrease in the price of oil and other commodities, the volatility of metal prices, geopolitical instability, terrorism, the devaluation and volatility of global stock markets and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact the Company’s ability to obtain equity or debt financing in the future on terms favorable to the Company or at all. In such an event, the Company’s operations and financial condition could be adversely impacted.

There are no assurances with respect to the relative strength and stability of future metal markets. The Company’s liquidity and ability to raise the capital required to execute its business plans may be affected by market volatilities.

The Company’s future profitability and the viability of development depends in part upon the world market price of silver, and to a lesser extent other metals including gold, lead, zinc and copper. Prices fluctuate widely and are affected by numerous factors beyond the Company’s control. The price of silver is influenced by factors including industrial and retail supply and demand, exchange rates, inflation rates, changes in global economies, confidence in the global monetary system, forward sales of silver and other metals by producers and speculators as well as other global or regional political, social or economic events. The supply of silver and other metals consists of a combination of new mine production and existing stocks held by governments, producers, speculators and consumers, which could increase due to improved mining and production methods.

Prices and availability of commodities consumed or used in connection with exploration and development and mining, such as natural gas, diesel, oil and electricity, also fluctuate, and these fluctuations affect the costs of production at various operations. These fluctuations can be unpredictable, can occur over short periods of time and may have a material adverse impact on the Company’s operating costs or the timing and costs of various projects.

The Company assesses on a quarterly basis the carrying values of its mineral properties. Should market conditions and commodity prices worsen and persist in a worsened state for a prolonged period of time, an impairment of the Company’s mineral properties may be required.

Virus outbreaks may create instability in world markets and may affect the Company’s business.

The current outbreak of COVID-19 that was first reported in Wuhan, China on December 31, 2019, and any future emergence and spread of similar pathogens, could have an adverse impact on global economic conditions which may adversely impact the Company’s operations, and the operations of the Company’s suppliers, contractors and service providers and may negatively impact future fiscal periods in the event of prolonged disruptions associated with the outbreak. The Chinese market is a significant source of global demand for commodities, including silver, gold and other metals. A sustained slowdown in China’s growth or demand, or a significant slowdown in other markets, in either case, that is not offset by reduced supply or increased demand from other regions could have an adverse effect on the price and/or demand for the Company’s products. COVID-19 and efforts to contain it, including restrictions on travel and other advisories issued may have a significant effect on metal prices and demand in China and other markets and potentially broader impacts on the global economy.

In response to the COVID-19 virus outbreak, the Mexican Government ordered a temporary suspension of all “non-essential” operations nationwide in Mexico, including mining operations, until May 30, 2020. The Company understands that Fresnillo, the operator of Juanicipio, has been in regular consultation with Mexican Government officials to determine the most appropriate compliance approach while attempting to minimize the overall impact on project development. Fresnillo has advised the Company that to date, surface exploration and construction work at Juanicipio has been temporarily stopped, and the underground operation has been temporarily reduced to a minimum working level under rigid hygienic protocols. These changes could have a material adverse impact on the Company as it could result in delays in the development timeline and increased costs. Any such delays could result in the failure to meet the previously announced timetable for beginning production and processing at Juanicipio. In addition, Mexican authorities could impose new or additional requirements resulting in further limitations on the activities, or the suspension of all activities, at Juanicipio. Alternatively, in the event of an outbreak of COVID-19 at Juanicipio, Fresnillo could determine that a full suspension of all of its operations is necessary for the safety and protection of the workers. A complete suspension of underground development at Juanicipio beyond the current reduced operations could result in further delays in the development of the project, result in additional increases in costs and have a material adverse effect on the financial position of the Company. If Mexican authorities were to extend the suspension order caused by the COVID-19 virus outbreak beyond May 2020, or if there a full suspension of underground development at Juanicipio for an undefined period of time there could be additional medical and other costs to be incurred, project delays, cost overruns, and operational restart costs. The total amount that the Company is required to finance in order to maintain its proportionate ownership in the project may increase from these and other consequences of the COVID-19 outbreak.

Emerging climate change regulations could result in significant costs and climate change may present result in physical risks to a mining company’s operations.

Governments are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, the Company expects that this could result in increased costs at its operations. In addition, the physical risks of climate change may also have an adverse effect on the Company’s operations. These physical risks include changes in rainfall rates, rising sea levels, reduced water availability, higher temperatures, increased snowpack and extreme weather events. Such events could materially disrupt the Company’s operations if they affect the Juanicipio Project site, impact local infrastructure or threaten the health and safety of the Company’s employees and contractors. Therefore, such an event could result in material economic harm to the Company.

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Community relations may affect the Company’s business, including its interest in the Juanicipio Project.

Maintaining a positive relationship with the communities in which we operate, including with respect to the Juanicipio Project, is critical to continuing successful exploration and development. As Fresnillo is the operator of the Juanicipio Project, the community relations maintained with respect to that project lie outside the direct control of the Company. Community support for operations is a key component of a successful exploration or development project. As a business in the mining industry, we may come under pressure in the jurisdictions in which we explore or develop, to demonstrate that other stakeholders benefit and will continue to benefit from our commercial activities. We may face opposition with respect to our current and future development and exploration projects which could materially adversely affect our business, financial performance, financial condition and share price.

Risks Relating to Financing the Company’s Business Operations

Substantial expenditures are required for commercial operations and if financing for such expenditures is not available on acceptable terms, the Company may not be able to justify commercial operations.

Substantial expenditures are required to establish Mineral Reserves through drilling, to develop processes to extract the Mineral Resources and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, Mineral Resources may not be discovered in sufficient quantities to justify commercial operations, or the funds required for development may not be obtained at all or on terms acceptable to the Company.

The Company’s expenditures are currently funded from its cash balances, which are the proceeds of previous equity financings. The Company may require significant additional capital in the future from either equity or debt offerings to meet its project-related expenditures, as the Company does not generate operating cash flow at this time to fund all of its future expenditure requirements. The current outbreak of COVID-19 may make raising such capital difficult.

The Company has a history of losses and values attributed to the Company’s assets may not be realizable.

The Company has a history of losses and has no revenues from operations. None of the Company’s properties are currently in production, and there is no certainty that the Company will succeed in placing any of its properties into production in the near future, if at all. The Company has no proven history of performance, revenues, earnings or success. The amounts attributed to the Company’s exploration concessions in its financial statements represent acquisition and exploration costs and should not be taken to represent realizable value with certainty. The Company anticipates continued losses until it can successfully place one or more of its property interests into commercial production on a profitable basis. If the Company is unable to generate revenues with respect to its properties, the Company will not be able to earn profits which would adversely affect its business and prospects.

The Company’s future liquidity will depend upon its ability to arrange significant additional debt or equity financing.

The Company’s future liquidity is dependent upon the ability of the Company to obtain the necessary financing to complete the development of its interests and achieve future profitable production or, alternatively, upon the Company’s ability to dispose of its interests on a profitable basis. Given the Company has incurred losses from inception and does not have any operating cash flow, there can be no assurance that additional capital or financing will be available if needed or that, if available, the terms of such financings will be acceptable to the Company. If the Company raises additional funds through the sale of equity securities or securities convertible into equity securities, shareholders may have their equity interest in the Company diluted.

Adequate funding may not be available, resulting in the possible loss or dilution of the Company’s interests in its properties.

Sufficient funding may not be available to the Company for further exploration and development of its property interests. The current outbreak of COVID-19 may prevent the Company from being able to raise adequate funding on attractive terms, or at all. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company’s properties. If the Company becomes unable to meet its share of costs incurred under agreements to which it is a party, the Company may have its property interests subject to such agreements reduced as a result or even face termination of such agreements. In the case of the Juanicipio Project, all costs relating to the project are required to be shared by the Company and Fresnillo pro-rata based on their ownership interests in Minera Juanicipio, and if either party does not fund pro-rata, their ownership interest will be diluted in accordance with the Shareholders’ Agreement. The Company also has options to acquire interests in other mineral property claims and if it wishes to acquire such interests (which is in the Company’s discretion) it must make payments to the current owners and incur certain exploration expenditures on those properties. Accordingly, additional financing will be required to secure ownership of these mineral properties. Failure of the Company to make the requisite payments in the prescribed time periods may result in the Company losing its entire interest in the subject property and the Company will no longer be able to conduct certain aspects of its business as described in this prospectus.

The Company may not have sufficient funds to: (a) fund its proportionate share of the Minera Juanicipio required capital contributions; (b) make the minimum expenditures to maintain its properties in good standing under applicable laws; (c) make the corresponding payments of semi-annual governmental (mining) duties to maintain its properties in good standing under applicable law; and (d) make the minimum expenditures to earn its interest in such properties. In such event, in respect of any of the properties, the Company may dilute its interest in such property interest, seek to enter into a joint venture or sell the subject property or elect to terminate its option.

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The Company will require new capital to continue to operate its business and to continue with exploration and development on its properties, and additional capital may not be available when needed, if at all.

Risks Relating to the Development of the Juanicipio Project

Juanicipio Development Decision

On April 11, 2019, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced formal approval of the Juanicipio mine development plan. On February 24, 2020, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced that mineralized material is expected to be mined from the underground mine starting in mid-2020 and that mineralized material is expected to be processed at the nearby Fresnillo processing facility until the Minera Juanicipio processing facility is completed, and that commissioning for the Minera Juanicipio processing facility is now expected to begin in mid-2021. The actual scope, design and operating results of the Juanicipio Project may differ from the scope, design and results envisaged in the 2017 PEA. While the results of the 2017 PEA are promising, by definition a Preliminary Economic Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. Mineral Resources that are not Mineral Reserves have not demonstrated economic viability and there is no certainty that Mineral Resources will ever become Mineral Reserves. There can therefore be no certainty that the results in the 2017 PEA will be realized. In addition, the 2017 PEA was commissioned independently by MAG, and not by Minera Juanicipio. Fresnillo is the project operator and the actual development plan and timeline may be materially different. As a result, there are additional risks as to the extent of capital and operating costs, mineral recovery and financial viability of the project.

The contemplated development of the Juanicipio Project may be adversely impacted by lack of access and availability of infrastructure, power and water.

The development of the Juanicipio Project will require access to and an ability to maintain adequate and reliable infrastructure, including roads, power sources and water systems. If the required infrastructure is not readily available, it may have to be built, and there is no assurance that it can be built in a timely manner or at all. There is no assurance that Minera Juanicipio can access and maintain the infrastructure needed, or, where necessary, obtain rights of way, government authorizations and permits to construct, or upgrade the same at a reasonable cost, in a timely manner, or at all. Access to infrastructure may also be interrupted by natural causes, such as drought, floods, earthquakes and other weather phenomena, or man-made causes, such as blockades, sabotage, conflicts, government issues, political events, protests, rationing or competing uses.

Inadequate, inconsistent, or costly infrastructure could compromise many aspects of the project’s feasibility, viability and profitability, including, but not limited to the construction schedule, capital and operating costs.

Ground water levels could affect the Juanicipio Project development.

As identified in the 2017 PEA, substantial ground water may be encountered at the Juanicipio Project, and currently there has not been a detailed hydrogeological study for the planned mine. Further understanding of the likely quantity of ground water is required and will be gained from a hydrogeological study, which is a recommendation contained within the 2017 PEA. Until such hydrogeological study is completed, the impact of underground water on the Juanicipio Project development is unknown and may affect the project’s feasibility and profitability.

Underground rock conditions may be different than expected and may affect the Juanicipio Project underground development timeline and costs.

Advance rates and costs for underground development (declines, drifts and raisbores) can be impacted by the sub-surface ground quality conditions. Although geotechnical drilling is used to predict the expected ground quality that will be encountered, actual ground conditions may vary significantly. Poor unexpected rock quality may lead to additional costs for rock reinforcement in lateral development and in increased execution time and lower advance rates than planned. If underground rock quality is poorer than expected, the Juanicipio Project underground development costs and timeline could increase and differ from those envisioned in the 2017 PEA.

The contemplated development of the Juanicipio Project may be adversely impacted by a lack of access to a skilled workforce.

The development of the Juanicipio Project will depend on availability of a skilled workforce, including but not limited to mining and mineral, metallurgical and geological engineers, geologists, environmental and safety specialists, and mining operators to explore and develop the project. Inadequate access to an available skilled workforce (including as a result of the COVID-19 virus outbreak), could compromise many aspects of the project’s feasibility, viability and profitability, including, but not limited to the construction schedule, capital and operating costs.

The Juanicipio Project mine plan and mine design, the financial results, and the contemplated development timeline to production may not be consistent with the 2017 PEA.

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The 2017 PEA was commissioned independently by MAG, and not by Minera Juanicipio. The mine plan and mine design envisioned in the 2017 PEA are based on both an Inferred and Indicated Mineral Resources and reflects a processing capacity of 4,000 tonnes per day, expanded underground workings and the sinking of an internal shaft (or winze) to access the Deep Zone (as defined in the 2017 PEA). The underground development to date, has, to the extent applicable, incorporated the mine plan and design envisioned in the 2017 PEA. Although the Company believes the 2017 PEA reflects the mine plan and design that Fresnillo as operator will build and operate, Fresnillo may adopt alternate mine plans and other changes, and the scope of operations, if any, may differ materially from that presented in the 2017 PEA.

Although Fresnillo has indicated to the Company that the permits for mine plan and design were received in 2018, there is no assurance that future required permits will be issued on a timely basis or at all (see “There is no guarantee that licenses and permits required by the Company or Minera Juanicipio to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties”, above).

As well, the preliminary economic assessment set out in the 2017 PEA is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserve and there is no certainty that the estimates described in the 2017 PEA will be realized. There is no guarantee that development and construction will be completed in accordance with the 2017 PEA, and if completed, that production will begin or that operating or financial results will be consistent with the 2017 PEA.

The temporary suspension of all “non-essential” operations ordered by the Mexican government in response to the COVID-19 virus including the current stoppages and restrictions on activities at Juanicipio, could result in delays in the development timeline and increased costs. In addition, Mexican authorities could impose further restrictions on the operations at Juanicipio, beyond the current stoppage of surface exploration and construction work and beyond the current reduction in underground development activities. If Mexican authorities were to extend the suspension order caused by the COVID-19 virus outbreak beyond May 2020, or if all underground development at Juanicipio was suspended for an undefined period of time there could be additional increased medical and other costs to be incurred, and further project delays, cost overruns, and operational restart costs. The total amount that the Company is required to finance in order to maintain its proportionate ownership in the project may increase from these and other consequences of the COVID-19 outbreak. See “Risk Factors”, “Virus outbreaks may create instability in work markets and may affect the Company’s Business”.

The Juanicipio Project capital requirements and timeline to production contemplated in the 2017 PEA are subject to volatility and uncertainty.

The development of the Juanicipio Project will use a significant amount of commodities, consumables and other materials. Prices for steel, concrete, fuel and other materials, commodities and consumables required for mine development can be volatile and price changes can be substantial, occur over short periods of time and be affected by factors beyond control of the project operator. Higher costs for construction materials like steel and concrete, the impact of the Mexican peso exchange rate on various development inputs, or tighter supplies can affect the costs and timing of the project development.

The development of the Juanicipio Project will also utilize significant amounts of large and small equipment that may be critical to the development and construction of the project. Repeated and/or unexpected equipment failures and/or unavailability of equipment could cause interruptions or delays in the development and construction and could have a material adverse effect on the project costs and timeline.

Although Fresnillo has indicated that it now expects Minera Juanicipio to commence underground mine production starting in mid- 2020 and commercial production in mid-2021, there are no assurances that production will be achieved by that date, or that it will be consistent with the 2017 PEA. The 2017 PEA estimates from January 1, 2018 initial project capital of U.S.$360.3 million for the Juanicipio Project inclusive of capitalized operating costs (MAG’s 44% share is U.S.$158.5 million), to be incurred prior to the envisaged commencement of commercial operations. On February 24, 2020, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced that the estimates from January 1, 2018 of initial project capital had been revised to U.S.$440 million for the Juanicipio Project inclusive of capitalized operating costs (MAG’s 44% share is U.S.$193.6 million), to be incurred prior to the envisaged commencement of commercial operations As neither Minera Juanicipio nor the Company has completed a pre-feasibility study or feasibility study on the Juanicipio Project, these estimates are subject to uncertainty. The 2017 PEA is preliminary in nature and there is no certainty that the estimates described in it will be realized. Any changes in the mine plan, mine design and/or scope of operations from those envisioned in the 2017 PEA, may have a significant adverse impact on capital costs or timing to start-up, than is currently expected.

Risks Relating to the Company’s Property Titles

The Company’s mineral properties are subject to title risk and any challenge to the title to any of such properties may have a negative impact on the Company.

The Company’s mineral property rights, including its indirect interest in the Juanicipio Project, may be subject to prior unregistered agreements, transfers and claims and title may be affected by, among other things, undetected defects. Title to, and the area of, the mineral interests held by the Company may be disputed. A full investigation of legal title to the Company’s property interests has not been carried out at this time. Accordingly, title to these property interests may be in doubt. Other parties may dispute title or access to the properties in which the Company has an interest. The Company’s property interests may also be subject to prior unregistered agreements or transfers or land claims and title may be affected by such undetected defects. Any challenge to the title or access to any of the properties in which the Company has an interest may have a negative impact on the Company as the Company will incur delay and expenses in defending such challenge and, if the challenge is successful, the Company may lose any interest it may have in the subject property.

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Title opinions provide no guarantee of title and any challenge to the title to any properties may have a negative impact on the Company.

Although the Company has or will receive title opinions for any concessions in which it has or will acquire a material interest, there is no guarantee that title to such concessions will not be challenged or impugned. In Mexico, a title opinion does not provide absolute comfort that the holder has unconditional or absolute title. Any challenge to the title or access to any of the properties in which the Company has an interest, including its indirect interest in the Juanicipio Project, may have a negative impact on the Company as the Company will incur expenses in defending such challenge and, if the challenge is successful, the Company may lose any interest it may have in the subject property.

Titles to the properties in which the Company has an interest that are not registered in the name of the Company may result in potential title disputes having a negative impact on the Company.

All of the agreements under which the Company may earn interests in properties, including any indirect interest acquired through Minera Juanicipio, have either been registered or been submitted for registration with the Mexican Public Registry of Mining, but title relating to the properties in which the Company may earn its interests may be held in the names of parties other than the Company. Any of such properties may become the subject of an agreement which conflicts with the agreement pursuant to which the Company may earn its interest, in which case the Company may incur expenses in resolving any dispute relating to its interest in such property and such a dispute could result in the delay, indefinite postponement of further exploration and development of properties or the possible loss of such properties.

Risks Related to Minority Interest Investment in the Juanicipio Project

The Company is a minority shareholder and non-operator of Minera Juanicipio and therefore is dependent on, and subject to, the decisions of the majority shareholder and operator of the project.

Although the Company has representation on both the board and technical committee of Minera Juanicipio, the terms of the Shareholders Agreement governing the operation of Minera Juanicipio, as well as its corporate by-laws, provide effective control to Fresnillo over many of the activities and operating decisions of Minera Juanicipio since it holds a majority (56%) of the shares of Minera Juanicipio. While a limited number of decisions of the shareholders or the directors of Minera Juanicipio require a special majority of 60%, and in one instance 75%, giving the Company an effective veto over any such decisions, the Company is a minority shareholder and non-operator of Minera Juanicipio and is dependent on Fresnillo to manage and operate the affairs of Minera Juanicipio and to do so in compliance with the Shareholders Agreement (which, among other things, requires Fresnillo to manage and operate the joint venture in accordance with best industry practices), the by-laws of Minera Juanicipio and applicable Mexican law. If Fresnillo manages the affairs of Minera Juanicipio in a manner that results in violation(s) of the Shareholders’ Agreement, by-laws and applicable laws, such violation(s) may have an adverse impact on the Company.

Fresnillo, as operator of the Juanicipio Project, has the ability to undertake certain actions, legal or otherwise, which may result in the shareholders of Minera Juanicipio having to fund capital increases as cash calls. The Shareholders Agreement calls for adjustments to the interests of the shareholders in Minera Juanicipio where either shareholder fails to fund cash calls within certain specified periods. If the Company fails to fund cash calls, it risks having its interest reduced, may lose its effective veto power over certain decisions and ultimately could be diluted out of Minera Juanicipio altogether. Fresnillo is a much larger entity with far greater access to financial resources than the Company.

The Company holds its Juanicipio Project interest through a corporate joint venture and therefore may be adversely impacted by shareholder disputes amongst the joint venture shareholders.

The Company’s 44% interest in the Juanicipio Project is also subject to the risks normally associated with the conduct of joint ventures. The existence or occurrence of one or more of the following circumstances and events, for example, could have a material adverse impact on the Company’s operations and financial condition or the viability of its interests held through joint ventures: disagreement amongst joint venture shareholders on how to conduct business efficiently; inability of joint venture shareholders to meet their obligations to the joint venture or third parties; or litigation arising between joint venture shareholders.

The joint venture in respect of the Juanicipio Project is organized through a corporation (Minera Juanicipio) that is formed under and governed by the laws of Mexico. The laws in Mexico do not provide all the same protections that are available to shareholders of corporations that are formed under the laws of Canada or the United States. Accordingly, any dispute between the Company and Fresnillo as the shareholders of Minera Juanicipio could have a material adverse effect on the Company.

In 2010, MAG initiated arbitration proceedings with the International Court of Arbitration of the International Chamber of Commerce (the “ICC”), and in May 2011, the Company announced that it had received a favourable ruling, dated April 28, 2011, of a three member arbitral panel of the International Court of Arbitration of the ICC with respect to the arbitration proceedings against Fresnillo. In its ruling, the arbitral tribunal awarded MAG U.S. $1.86 million in damages. Although this dispute between the Company and Fresnillo was ultimately determined in favour of the Company, there can be no guarantee that future disputes between the parties will not arise and lead to further litigation proceedings, the outcome of which is uncertain.

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The Company has significant shareholders that may be able to exert influence over the direction of the Company’s business.

Based upon the Company’s review of the insider reports filed with System for Electronic Disclosure by Insiders (“SEDI”) with respect to Fresnillo and its affiliates and with respect to Sprott Asset Management L.P., Sprott Asset Management USA, Inc, and Sprott Global Resource Investments Ltd., (collectively “Sprott”) and their respective affiliates, as at the date of this prospectus, the Company believes that each holds approximately 11.3% and 10.6%, respectively, of the Company’s Common Shares. Accordingly, Fresnillo and Sprott, either in unison and/or individually, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders of the Company for approval, including business combinations and any proposed sale of all or substantially all of the Company’s assets. Unless full participation of a number of shareholders takes place in such shareholder meetings, Fresnillo and/or Sprott may be able to approve on its own, or effectively prevent the approval, of any such significant corporate transactions.

Further, the significant ownership of Common Shares by Fresnillo and Sprott may affect the market price and liquidity of the Common Shares. The effect of these rights and their influence may impact the price that investors are willing to pay for Common Shares. If any of these parties sells a substantial number of Common Shares in the public market, the market price of the shares could decrease.

The presence of a dominant shareholder like Fresnillo, that is the operator of the Juanicipio Project, and has substantial property holdings surrounding the Juanicipio Project, may give rise to potential conflicts of interest, as Fresnillo’s interests may differ from, or be adverse to, the interests of the Company’s other shareholders. Without the consent and cooperation of Fresnillo, Minera Juanicipio may be prevented from entering into transactions that would be beneficial to the Company and its other shareholders.

Other Business Risks

The Company or Minera Juanicipio may be subject to litigation, the disposition of which could negatively affect the Company’s profits to varying degrees.

All industries, including the mining industry, are subject to legal claims, with and without merit. Due to the nature of its business, each of the Company and Minera Juanicipio may, in the future, be subject to claims (including class action claims and claims from government regulatory bodies) based on allegations of negligence, breach of statutory duty, public nuisance or private nuisance or otherwise in connection with its operations or investigations relating thereto. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the litigation process could take away from management time and effort and there can be no assurance that the resolution of any particular legal proceeding will not have a material adverse effect on the Company’s operations and financial position. Results of litigation are inherently uncertain and there can be no assurances as to the final outcome. The Company’s liability insurance may not fully cover such claims. See also “The Company holds its Juanicipio Project interest through a corporate joint venture and therefore may be adversely impacted by shareholder disputes amongst the joint venture shareholders”.

Environmental regulations are becoming more onerous to comply with, and the cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and Minera Juanicipio’s operations.

Environmental legislation on a global basis is evolving in a manner that will ensure stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessment of proposed development, the possibility of affected parties pursuing class action lawsuits and a higher level of responsibility for companies and their officers, directors and employees. The Company’s operations and the operations of Minera Juanicipio at the Juanicipio Project are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions of spills, release or emission of various substances produced in association with certain mining industry operations, such as seepage from tailing storage facilities, which could result in environmental pollution. Failure to comply with such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require submissions to and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, and more stringent fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and the operations of Minera Juanicipio. Compliance with environmental laws and regulations may require significant capital outlays on behalf of the Company and Minera Juanicipio and may cause material changes or delays in the Company’s and Minera Juanicipio’s intended activities. The environmental impact assessments may impose the condition to the Company or Minera Juanicipio of obtaining the authorization from the indigenous communities where the mining activities are to be carried out.

Mineral exploration is a highly competitive industry.

The mineral exploration industry is intensely competitive in all of its phases and the Company must compete in all aspects of its operations with a substantial number of large established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or greater ability than the Company to withstand losses. The Company’s competitors may be able to respond more quickly to new laws or regulations or emerging technologies or devote greater resources to the expansion of their operations, than the Company can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Competition could adversely affect the Company’s ability to acquire suitable new producing properties or prospects for exploration in the future. Competition could also affect the Company’s ability to raise financing to fund the exploration and development of its properties or to hire qualified personnel. The Company may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on the Company’s business, financial condition or financial performance.

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The Company may face equipment shortages, access restrictions and a lack of infrastructure.

The Company’s interests in mineral properties may be located in remote and relatively uninhabited areas. Such mineral properties, including the Company’s interest in the Juanicipio Project, will require adequate infrastructure, such as roads, bridges and sources of power and water, for future exploration and development activities. The lack of availability of these items on terms acceptable to the Company, and in the case of the Juanicipio Project, on terms acceptable to the operator (Fresnillo), or the delay in availability of these items could prevent or delay exploitation or development of the Company’s mineral property interests. In addition, unusual weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations and profitability. Natural resource exploration, development, processing and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the Company and Minera Juanicipio and may delay exploration, development or extraction activities. Certain equipment may not be immediately available, or may require long lead time orders. A delay in obtaining necessary equipment could have a material adverse effect on the Company’s operations and financial results.

The Company is dependent on its key personnel, none of whom are insured by the Company.

The Company is dependent upon the continued availability and commitment of its key management, employees and consultants, whose contributions to immediate and future operations of the Company are of central importance. The Company relies on its President & CEO, George Paspalas, and its other officers, who have entered into written employment agreements with the Company, for the day-to-day operation of the Company, its projects and the execution of the Company’s business plan. The Company has not obtained “key man” insurance for any of its management. The loss of any member of the senior management team could impair the Company’s ability to execute its business plan and could therefore have a material adverse effect on the Company’s business, financial performance and financial condition. The loss of George Paspalas in particular could have a negative impact on the Company until he is replaced.

The Company is dependent on Cascabel and IMDEX to oversee its operations in Mexico.

The Company is dependent upon the continued availability and commitment of Cascabel and IMDEX for the day-to-day supervision of the Company’s operations in Mexico. The Company also relies heavily on Dr. Peter Megaw, a principal of Cascabel and IMDEX, for the planning, execution and assessment of the Company’s exploration programs. Dr. Peter Megaw and his team developed the geologic concepts and directed the acquisition of all the Company’s projects, including the Juanicipio Project. Dr. Peter Megaw was a director of MAG from February 6, 2006 to June 23, 2014 and has since been appointed the Company’s Chief Exploration Officer (although he is still remunerated through IMDEX). IMDEX is paid a fee for his services based on fair market rates and his submission of invoices for services rendered. The Company has not obtained “key man” insurance for Dr. Peter Megaw. The loss of Dr. Peter Megaw, or the services of Cascabel and IMDEX, could impair the Company’s ability to execute its business plan in Mexico, and could therefore have a material adverse effect on the Company’s business, financial performance and financial condition.

If either the Company or Minera Juanicipio, through its operator Fresnillo, is unable to hire, train, deploy and manage qualified personnel in a timely manner, particularly in Mexico, its ability to manage and grow its business will be impaired.

Recruiting and retaining qualified personnel is critical to the Company’s and Minera Juanicipio’s success. As Fresnillo is the operator of the Juanicipio Project, the ability to recruit and retain qualified personnel with respect to that project lies outside the direct control of the Company. The number of persons skilled in acquisition, exploration and development of mining properties is limited and competition for such persons is intense. As business activity grows, additional key financial, administrative and mining personnel as well as additional operations staff may be required, particularly in Mexico. The Company or Minera Juanicipio may not be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increases. If the Company or Minera Juanicipio is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s future cash flows, earnings, financial performance and financial condition.

It may be particularly difficult to find or hire qualified personnel in the mining industry who are situated in Mexico, to obtain all of the necessary services or expertise in Mexico, or to conduct operations on the Company’s projects (including the Juanicipio Project) at reasonable rates. If qualified personnel cannot be obtained in Mexico, the Company or Minera Juanicipio may need to obtain those services outside of Mexico, which will require work permits and compliance with applicable laws and could result in delays and higher costs to the Company.

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In addition, the COVID-19 virus outbreak may cause the Company to have inadequate access to an available skilled workforce.

Conflicts of interest may arise among the Company’s directors and officers as a result of their involvement with other natural resource companies.

Most of the Company’s directors do not devote their full time to the affairs of the Company. All of the directors and some of the officers of the Company are also directors, officers and shareholders of other natural resource or public companies, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. Although the Company has policies which address such potential conflicts and the Business Corporations Act (British Columbia), has provisions governing directors in the event of such a conflict, none of the Company’s constating documents or any of its other agreements contains any provisions mandating a procedure for addressing such conflicts of interest. There is no assurance that any such conflicts will be resolved in favour of the Company. If any such conflicts are not resolved in favour of the Company, the Company may be adversely affected.

Foreign currency fluctuations and inflationary pressures may have a negative impact on the Company’s financial position and results.

The Company’s property interests in Mexico make it subject to foreign currency fluctuations and inflationary pressures which may adversely affect the Company’s and Minera Juanicipio’s financial position and results. Exploration and development programs to be conducted by the Company and Minera Juanicipio in Mexico will be partially funded in Mexican pesos and any appreciation in Mexican currency against the U.S. dollar will increase the costs of carrying out operations in Mexico.

The Company has determined that its functional currency is the U.S. dollar; however, it maintains a portion of cash balances in Canadian and Mexican pesos in order to fund expenditures in such currencies. The Company is therefore exposed to currency risks and exchange losses may be realized on a devaluation of either the Canadian dollar or Mexican peso.

The steps taken by management to address foreign currency fluctuations may not eliminate all adverse effects and, accordingly, the Company may suffer losses due to adverse foreign currency fluctuations. The Company also bears the risk of incurring losses occasioned as a result of inflation in Mexico.

Cyber security risks may impact the Company’s Business.

Cyber attacks to the Company’s head office could result in damage or loss of data and operational capability. Cyber attacks to the Juanicipio Project can render systems down for a long period of time or destruction of data which could impact development and ultimate operations.

Mining operations generally involve a high degree of risk and potential liability and insurance coverage may not cover all potential risks associated with the Company’s operations.

Unusual or unexpected formations, power outages, labour disruptions, theft of assets, indigenous communities complaints, industrial accidents, flooding, explosions, cave-ins, seismic activity including earthquakes, rock bursts, landslides, pollution, inclement weather, fire, mechanical equipment failure and the inability to obtain suitable or adequate machinery, equipment or labour are several of the hazards and risks involved in the conduct of mine development, construction and exploration in the Company’s mineral properties, including the Juanicipio Project, any of which could result in personal injury or death, damage to property and underground mine infrastructure, environmental damage and possible legal liability for any or all damage. There was a fatality at the Juanicipio Project in 2014. Safety measures have been implemented by the Company and the joint venture operator, Fresnillo, but there are no assurances that these measures will be successful in preventing or mitigating future accidents. The Company maintains insurance against risks in the operation of its business in amounts that it believes to be reasonable. Such insurance, however, contains exclusions and limitations on coverage and the Company’s insurance may not cover all potential risks associated with the Company’s operations, including the operations in the Juanicipio Project. There can be no assurance that any such insurance will continue to be available, will be available at economically acceptable premiums or will be adequate to cover any resulting liability. In some cases, such as with respect to environmental risks, coverage is not available or considered too expensive relative to the perceived risk. Losses resulting from any uninsured events may cause the Company to incur significant costs that could have a material adverse effect on the Company’s operations and financial condition. In addition, from time to time, the Company and Minera Juanicipio may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at its properties or otherwise in connection with the Company’s operations. To the extent that the Company or Minera Juanicipio is subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. The Company does not carry political risk insurance. Similarly, if the Company or Minera Juanicipio is subject to governmental investigations or proceedings, it may incur significant penalties and fines, and enforcement actions against it could result in the closing of certain of the Company’s mining operations. If claims and lawsuits or governmental investigations or proceedings are finally resolved against the Company or Minera Juanicipio, as applicable, the Company’s financial performance, financial position and financial performance could be materially adversely affected.

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Metal prices and marketability fluctuate and any decline in metal prices may have a negative effect on the Company.

Metal prices, including gold, silver, zinc, lead and copper prices, have fluctuated widely in recent years. The marketability and price of any metals that may be acquired or produced by the Company may be affected by numerous factors beyond the control of the Company. These factors include delivery uncertainties related to the proximity of potential Mineral Reserves to processing facilities and extensive government regulation relating to price, taxes, royalties, allowable production land tenure, the import and export of minerals and many other aspects of the mining business. Additionally, the current outbreak of COVID-19 and efforts to contain it, including restrictions on travel and other advisories issued may have a significant effect on metal prices and demand in China and other markets.

Declines in metal prices may have a negative effect on the Company and on the trading value of its shares.

Risks Relating to the Regulatory Environment

The Company is subject to anti-corruption laws.

The Company is subject to anti-corruption laws under the Canadian Corruption of Foreign Public Officials Act, and the U.S. Foreign Corrupt Practices Act, which generally prohibit companies from bribing or making other prohibited payments to foreign public officials in order to obtain or retain an advantage in the course of business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in Mexico or any other jurisdiction in which the Company may conduct business. The Company cannot ensure that its employees or the employees of Minera Juanicipio or other agents will not engage in such prohibited practices, for which the Company or Minera Juanicipio could face severe penalties, reputational damage and other consequences that could have a material adverse effect on the Company’s business and financial condition. The Company has adopted a Code of Business Conduct and Ethics to promote legal and ethical business conduct by its directors, officers and employees. However, the Company cannot provide assurance that this code, or other policies or procedures that it may adopt, will be sufficient to protect against corrupt activity. In particular, the Company may not be able to prevent or detect corrupt activity by employees or third parties, such as sub-contractors or joint venture shareholders, for which the Company might be held responsible.

The Company may be required by human rights laws to take actions that delay the advancement of its projects.

There are various international and national laws, codes, resolutions, conventions, guidelines and other materials that relate to human rights (including rights with respect to health and safety and the environment surrounding our operations). Many of these materials impose obligations on government and companies to respect human rights. Some mandate that government consult with communities surrounding our projects regarding government actions that may affect local stakeholders, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national materials pertaining to human rights continue to evolve and be defined. One or more groups of people may oppose the Company’s current and future operations or further development or new development of its projects or operations. Such opposition may be directed through legal or administrative proceedings or expressed in manifestations such as protests, roadblocks or other forms of public expression against the Company’s activities and may have a negative impact on its reputation. Opposition by such groups to the Company’s or Minera Juanicipio’s operations may require modification of, or preclude the operation or development of, its projects or may require the Company or Minera Juanicipio to enter into agreements with such groups or local governments with respect to its projects, in some cases causing considerable delays to the advancement of its projects.

Mexican Foreign Investment and Income Tax Laws apply to the Company.

Under the Foreign Investment Law of Mexico, there is presently no limitation on foreign capital participation in mining operations; however, the applicable laws may change in a way which may adversely impact the Company and its ability to repatriate profits. Under Mexican Income Tax Law, dividends paid out of “previously taxed net earnings” are not subject to Mexican corporate taxes. Otherwise, dividends are subject to the Mexican income tax at the corporate level, which presently is 30% over a gross up basis (amount of the dividend times 1.4286), payable by the Mexican company as an advance of its annual income tax. As of January 1, 2014, there is a new withholding tax on dividends paid by a Mexican company to Mexican individuals and non-Mexican shareholders of 10% applicable to earnings generated as of 2014; “previously tax net earnings” generated until 2013 are not subject to this withholding tax. This withholding tax rate may be reduced under the applicable Tax Treaties to Avoid Double Taxation entered by Mexico.

Corporations with their tax residence in Mexico are taxed on their worldwide income, which include all profits from operations, income from investments not relating to the regular business of the corporation and capital gains. The current corporate income tax rate in Mexico is 30%. As of January 1, 2014, a mining royalty fee is in effect in Mexico of 7.5% on income before tax, depreciation, and interest, as well as an extraordinary governmental fee on precious metals, including gold and silver, of 0.5% of gross revenues, as described above under “Income Tax – New Tax Regime Effective January 1, 2014”. Among the amendments for 2014, Mexican companies are no longer allowed to partially deduct certain expenses such as fringe benefits paid to its employees which in turn are tax exempted for the same employees (e.g. food coupons, pension and retirement funds additional to those provided for under the Mexican Security Law).

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On December 31, 2016, the State Government of Zacatecas, Mexico published a new tax law for the state (Ley de Hacienda del Estado de Zacatecas, the “Zacatecas Tax Law”), which came into effect on January 1, 2017. As provided for in the Zacatecas Tax Law, certain so called “environmental duties” were established for operations carried out within the State of Zacatecas, Mexico. Minera Juanicipio’s operations are located in the State of Zacatecas. There have been several constitutional challenges launched against the validity of the tax by various companies including Minera Juanicipio. In the case of Minera Juanicipio, after various legal challenges, two of the four taxes applicable under the Zacatecas Tax Law were declared constitutional and the other two unconstitutional. The annual cost to Minera Juanicipio of complying with the two taxes deemed constitutional is not considered significant at this time and management’s assessment is that it will not have an impact on the viability of the Juanicipio Project. However, this is an example of a type of tax that can occur in the future, and the adverse effects of the applicable taxes have not been quantified, nor are they estimated and reflected in the 2017 PEA.

The Mexican value-added tax (“VAT”) is a refundable tax levied on the value added to goods and services, and is imposed on corporations that carry out activities within Mexican territory, including (i) the sale or other disposition of property; (ii) the rendering of independent services; (iii) the granting of temporary use of property; or (iv) the importation of goods and services. The standard value added tax rate is currently 16% but is subject to periodic review and change by the relevant Mexican tax authorities. The Company and Minera Juanicipio have traditionally held a VAT receivable balance due to the expenditures they incur whereby VAT is paid to a vendor or service provider. Collections of these receivables from the Government of Mexico often take months and sometimes years to recover. The Company and Minera Juanicipio to date have been able to recover the majority of their VAT paid, and in the case of Minera Juanicipio, any VAT not recovered will be applied against VAT payable, but only once it is in production and collecting VAT on its sales. The recoveries of future VAT paid, and possible extended delays in recoveries common in Mexico, could adversely affect exploration, development, and operating costs.

Legislative changes in the VAT effective January 1, 2017 may prevent mining companies during the exploration stage from requesting VAT refunds, unless they are certain they will eventually operate and generate revenue.

Future legislative changes in Mexico are not predictable and may have a negative effect on the Company and its operations.

The Company’s activities within Mexico are subject to extensive laws and regulations governed by Mexican regulators.

The Company’s activities, including but not limited to the operations at the Juanicipio Project, are subject to extensive laws and regulations governing worker health and safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development, protection of endangered and protected species, indigenous communities’ rights and other matters. Specifically, the Company’s Mexican mining concessions are subject to regulation by the Mexican Department of Economy - Direccion General of Mines (“DGM”), the environmental protection agency of Mexico (“SEMARNAT”), Comisión Nacional del Aqua (“CONAGUA”), which regulates water rights, and the Mexican Mining Law. Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.

In response to the COVID-19 virus outbreak, the Mexican Government ordered a temporary suspension of all “non-essential” operations nationwide in Mexico, including mining operations, until May 30, 2020. The Company understands that Fresnillo, the operator of Juanicipio, has been in regular consultation with Mexican Government officials to determine the most appropriate compliance approach while attempting to minimize the overall impact on project development. Fresnillo has advised the Company that to date, surface exploration and construction work at Juanicipio has been temporarily stopped, and the underground operation has been temporarily reduced to a minimum working level under rigid hygienic protocols. While underground development at Juanicipio is continuing on a reduced basis, there is no certainty that the Mexican regulators will not require further limitations on, or even a full shut down of, the operations at Juanicipio in connection with COVID-19. The potential costs of complying with these COVID-19 requirements is unknown and could have a material adverse effect on the Company.

The Company follows Canadian disclosure practices concerning its Mineral Resources which allow for more disclosure than is permitted for domestic U.S. reporting companies.

The Company’s Mineral Resource estimates are not directly comparable to those made by domestic U.S. reporting companies subject to the SEC’s reporting and disclosure requirements, as the Company reports Mineral Resources in accordance with Canadian practices. These practices are different from the practices used to report Mineral Resource estimates in reports and other materials filed by domestic U.S. reporting companies with the SEC in that the Canadian practice is to report measured, Indicated and Inferred Mineral Resources. In the United States, mineralization may not be classified as a Mineral Reserve unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the Mineral Reserve determination is made. U.S. investors are cautioned not to assume that all or any part of Indicated Mineral Resources will ever be converted into Mineral Reserves. Further, Inferred Mineral Resources are Mineral Resources for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. Inferred Mineral Resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically, although it is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC permits non MJDS issuers to report mineralization that does not constitute “Mineral Reserves” by SEC standards only as in place tonnage and grade without reference to unit measures. Accordingly, information concerning descriptions of mineralization and Mineral Resources contained in this prospectus may not be comparable to information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC. See “Cautionary Note for United States Investors”.

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The Company may fail to maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act.

Management has documented and tested its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”). SOX requires an annual assessment by management of the effectiveness of the Company’s internal control over financial reporting. The Company may fail to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and the Company may not be able to conclude, on an ongoing basis, that it has effective internal control over financial reporting in accordance with Section 404 of SOX. The Company’s failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company’s business and negatively impact the trading price or the market value of its securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause it to fail to meet its reporting obligations. If the Company expands, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that the Company continues to monitor its internal control over financial reporting. Although the Company intends to expend time and incur costs, as necessary, to ensure ongoing compliance, it cannot be certain that it will be successful in complying with Section 404 of SOX.

Risks Relating to the Company’s Securities

Funding and property commitments may result in dilution to the Company’s shareholders.

The Company may sell equity securities in public offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, exploration, development, acquisitions or other projects. The Company cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the Company’s securities will have on the market price of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Exercises of presently outstanding share options and share units may also result in dilution to security holders.

The Board has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, shareholders. Based on the need for additional capital to fund expected expenditures and growth, it is likely that the Company will issue additional securities to provide such capital. Such additional issuances may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares.

Sales of substantial amounts of the Company’s securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Company’s securities, dilute investors’ voting power and dilute investors’ earnings per share. A decline in the market prices of Company’s securities could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

The price of the Company’s Common Shares is volatile.

Publicly quoted securities are subject to a relatively high degree of price volatility. It should be expected that continued fluctuations in price will occur, and no assurances can be made as to whether the price per share will increase or decrease in the future. In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of many companies, particularly those considered exploration or development stage companies, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The factors influencing such volatility include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. The price of the Common Shares is also likely to be significantly affected by short-term changes in precious metal prices or other mineral prices, currency exchange fluctuations and the Company’s financial condition or financial performance as reflected in its earnings reports. Other factors unrelated to the performance of the Company that may have an effect on the price of the Common Shares include the following: the extent of analyst coverage available to investors concerning the business of the Company may be limited if investment banks with research capabilities do not follow the Company’s securities; lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of securities of the Company; the size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities; and a substantial decline in the price of the securities of the Company that persists for a significant period of time could cause the Company’s securities to be delisted from an exchange, further reducing market liquidity.

Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

There is no assurance of a sufficient liquid trading market for the Company’s Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange.

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The Company is a “passive foreign investment company”, which may have adverse U.S. federal income tax consequences for U.S. Holders of Offered Shares.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that we are classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. We believe that MAG was a PFIC for the 2019 financial year, although that may change in the future as Minera Juanicipio commences commercial production. Prospective investors should carefully read the tax discussion in any applicable prospectus supplement for more information and consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

The Company, its principals and assets are located outside of the United States, which makes it difficult for U.S. litigants to effect service of process, or enforce, any judgments obtained against the Company or its officers or directors.

The majority of the Company’s assets are located outside of the United States and the Company does not currently maintain a permanent place of business within the United States. In addition, most of the directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for U.S. litigants to effect service of process or enforce any judgments obtained against the Company or its officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada, Mexico and other jurisdictions would recognize or enforce judgments of United States courts obtained against the Company or its directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada, Mexico or other jurisdictions against the Company or its directors and officers predicated upon the securities laws of the United States or any state thereof. Further, any payments as a result of judgments obtained in Mexico could be in pesos and service of process in Mexico must be effectuated personally and not by mail.

All of the Company’s mineral assets are located outside of Canada.

All of the Company’s mineral assets are located outside of Canada. As a result, it may be difficult for investors to enforce within Canada any judgments obtained against the Company or its officers or directors, including judgments predicated upon the civil liability provisions of applicable securities laws. In addition, there is uncertainty as to whether the courts of Mexico and other jurisdictions would recognize or enforce judgments of Canadian courts obtained against the Company or its directors and officers predicated upon the civil liability provisions of the securities laws of Canada, or be competent to hear original actions brought in Mexico or other jurisdictions against the Company or its directors and officers predicated upon the securities laws of Canada. Further, any payments as a result of judgments obtained in Mexico should be in pesos and service of process in Mexico must be effectuated personally and not by mail.

The Company has outstanding common share equivalents which, if exercised, could cause dilution to existing shareholders.

The Company has common share equivalents issued consisting of Common Shares issuable upon the exercise of outstanding exercisable stock options or issuable upon the conversion of restricted share units (“RSUs”), performance share units (“PSUs”) and deferred share units (“DSUs”) each convertible into one Common Share. Stock options are likely to be exercised when the market price of the Company’s Common Shares exceeds the exercise price of such stock options. RSUs and PSUs may be converted at any time by the holder subject to vesting conditions, and the DSUs may only be converted by a departing director of the Company. The exercise of any of these instruments and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares and the Company may grant additional share purchase warrants, stock options, RSUs, PSUs and DSUs. Any share issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.

The Company has not paid dividends and may not pay dividends in the foreseeable future.

Payment of dividends on the Company’s Common Shares is within the discretion of the Company’s Board and will depend upon the Company’s future earnings if any, its capital requirements and financial condition, and other relevant factors. The Company anticipates that all available funds will be invested to finance the growth of its business for the foreseeable future.

There is currently no market through which our securities, other than our Common Shares, may be sold.

There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, rights, units and warrants will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell preferred shares, debt securities, subscription receipts, rights, units or warrants purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

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The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The debt securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See “Description of Debt Securities”.

The Company will have broad discretion over use of proceeds.

While detailed information regarding the use of proceeds from the sale of the Company’s securities will be described in the applicable prospectus supplement, the Company will have broad discretion over the use of the net proceeds from an offering of its securities. Because of the number and variability of factors that will determine the use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how the Company allocates or spends the proceeds from an offering of its securities. The Company may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of its securities, including the market value of its Common Shares, and that may increase the Company’s losses.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from any sale of our securities to advance business objectives outlined in this prospectus and the documents incorporated by reference herein, for working capital requirements and for exploration and development of the Company’s mineral property interests, including but not limited to the development and construction of the Juanicipio Project through to the envisioned start of commercial production.

The Company has an obligation to fund its 44% pro rata interest in the exploration and development of the Juanicipio Project in order to maintain its proportionate ownership in the project and to avoid dilution. Underground development was commenced by Minera Juanicipio in 2013 and on April 11, 2019, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced formal approval of the Juanicipio mine development plan.

As noted above in Recent Developments, in response to the COVID-19 virus outbreak, mine development and construction at Juanicipio has been impacted by a Mexican Government temporary suspension order of all “non-essential” operations in Mexico to May 30, 2020. Fresnillo has advised the Company that to date, surface exploration and construction work at Juanicipio has been temporarily stopped, and the underground operation has been temporarily reduced to a minimum working level under rigid hygienic protocols. The impact of this order on development of the mine has not been assessed because of the uncertainties surrounding its tenure and application. However, the COVID-19 virus outbreak and current stoppages on surface exploration and construction work and current restrictions on underground development at Juanicipio could result in additional medical and other costs, project delays, cost overruns, and operational restart costs. The total amount that the Company is required to finance in order to maintain its proportionate ownership in the project may increase from these and other consequences of the COVID-19 outbreak.

As the Company currently has no operating revenues, it experienced a negative operating cash flow for the year ended December 31, 2019 and it expects to experience a negative operating cash flow for the 2020 fiscal year. In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities (including debt securities).

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

PRIOR SALES

Information in respect of our Common Shares, and securities exercisable for or exchangeable into Common Shares, issued within the previous twelve month period, as well as in respect of our Common Shares that we issued upon the exercise of options, share units or deferred share units granted under our equity incentive plans and in respect of such equity securities exercisable or convertible into Common Shares that we granted under such equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

MARKET FOR SECURITIES

Our Common Shares are listed on the TSX in Canada (trading symbol: MAG) and on the NYSE American in the United States (trading symbol: MAG). Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.

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EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CONSOLIDATED CAPITALIZATION

Since December 31, 2019, the date of our most recently published financial statements, there have been no material changes in our consolidated share and loan capital. Information relating to any issuances of our Common Shares, and securities exercisable for or exchangeable into Common Shares, within the previous twelve month period will be provided as required in a prospectus supplement under the heading “Prior Sales”.

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As at the date of this short form prospectus, 86,594,995 Common Shares and no preferred shares are issued and outstanding.

Common Shares

The shareholders of the Company are entitled to one vote for each Common Share on all matters to be voted on by the shareholders. Each Common Share is equal to every other Common Share and all Common Shares participate equally on liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs after the Company has paid out its liabilities. The shareholders are entitled to receive pro rata such dividends as may be declared by the Board out of funds legally available for such purpose and to receive pro rata the remaining property of the Company upon dissolution. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the Business Corporations Act (British Columbia) and the articles of the Company.

On May 13, 2016, the Company’s Board approved a shareholder rights plan (the “Rights Plan”) in the form set forth in the shareholder’s rights plan agreement between the Company and Computershare Investor Services Inc. dated as of May 13, 2016. On June 15, 2016, the Rights Plan was approved by the shareholders at the annual and special meeting of shareholders and by the TSX. On June 13, 2019, shareholders of the Company reconfirmed and approved the Rights Plan which will remain in full force and effect until the third annual meeting of shareholders of the Company following the meeting held on June 13, 2019.

Dividend Policy

The Company has neither declared nor paid dividends on its Common Shares. The Company has no present intention of paying dividends on its Common Shares, as it anticipates that all available funds will be invested to finance the growth of its business.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our Board, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities, “we”, “us”, “our” or “MAG” refer to MAG Silver Corp., but not to our subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture to be entered into between us and one or more trustees. Such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of indenture relating to the debt securities has been filed as an exhibit to MAG’s registration statement filed with the SEC. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities, once it has been entered into. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may also issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

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General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;
•	the aggregate principal amount of the debt securities;
•	the percentage of principal amount at which the debt securities will be issued;
•	whether payment on the debt securities will be senior or subordinated to, or rank pari passu with, our other liabilities or obligations;
•	whether the payment of the debt securities will be guaranteed by any other person;
•	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;
•	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;
•	the place or places we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;
•	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;
•	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;
•	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;
•	the denominations in which we will issue any registered debt securities, if other than denominations of U.S.$2,000 and any multiple of U.S.$l,000 in excess thereof and, if other than denominations of U.S.$5,000, the denominations in which any unregistered debt security shall be issuable;
•	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;
•	whether payments on the debt securities will be payable with reference to any index or formula;
•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;
•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;
•	the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;
•	any changes or additions to events of default or covenants;
•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;
•	whether the holders of any series of debt securities have special rights if specified events occur;
•	any mandatory or optional redemption or sinking fund or analogous provisions;
•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;
•	rights, if any, on a change of control;
•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and
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•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and unregistered securities will be issuable in denominations of U.S.$5,000 and integral multiples of U.S.$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•	issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;
•	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;
•	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or
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•	issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;
•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;
•	we fail to make any required sinking fund or analogous payment for that series of debt securities;
•	we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 90 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;
•	certain events involving our bankruptcy, insolvency or reorganization; and
•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or
•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of all series of debt securities affected by an event of default may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;
•	the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and
•	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

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However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or
•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

•	an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and
•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;
•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and
•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;
•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;
•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;
•	change the place or currency of any payment;
•	adversely affect the holder’s right to require us to repurchase the debt securities at the holder’s option;
•	impair the right of the holders to institute a suit to enforce their rights to payment;
•	adversely affect any conversion or exchange right related to a series of debt securities;
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•	reduce the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or
•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;
•	add covenants or surrender any right or power for the benefit of holders;
•	add events of default;
•	provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;
•	establish the forms of the debt securities;
•	appoint a successor trustee under the indenture;
•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;
•	cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;
•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or
•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture may contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with the indenture, we will designate and appoint Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

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Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

DESCRIPTION OF RIGHTS

The Company may issue rights to its shareholders for the purchase of debt securities, Common Shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, the Company may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which the Company will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of debt securities, Common Shares or other securities which may be purchased per each right;

•	the number and terms of the shares of debt securities, Common Shares or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the prospectus supplement for warrants supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) in Canada will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of warrants;
•	the price at which the warrants will be offered;
•	the currency or currencies in which the warrants will be offered;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the number of Common Shares or debt securities that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the Common Shares or debt securities may be purchased upon exercise of each warrant;
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•	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of securities that may be purchased, (ii) the exercise price per security or (iii) the expiry of the warrants;
•	whether we will issue fractional shares;
•	whether we have applied to list the warrants or the underlying securities on any exchange;
•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;
•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;
•	whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•	material U.S. and Canadian federal income tax consequences of owning the warrants; and
•	any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

MAG may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

•	the designation and aggregate number of units being offered;

•	the price at which the units will be offered;

•	the designation, number and terms of the securities comprising the units and any agreement governing the units;

•	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

•	whether we will apply to list the units on any exchange;

•	material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

•	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of certain Release Conditions (as defined herein) and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after it has entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

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•	the designation and aggregate number of subscription receipts being offered;
•	the price at which the subscription receipts will be offered;
•	the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;
•	the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof;
•	the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;
•	the identity of the Escrow Agent;
•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
•	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;
•	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;
•	any entitlement of MAG to purchase the subscription receipts in the open market by private agreement or otherwise;
•	whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;
•	whether we will issue the subscription receipts as bearer securities, as registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other MAG securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	whether we will apply to list the subscription receipts on any exchange;
•	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and
•	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt in respect of the conversion or exchange of such subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

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Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of MAG. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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PLAN OF DISTRIBUTION

New Issue

We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;
•	the number and the purchase price of, and form of consideration for, our securities;
•	any proceeds to us; and
•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company. The Company reserves the right to issue securities under this prospectus on terms outside the intended parameters disclosed in this prospectus.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of our securities, except with respect to “at-the-market” offerings, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at the market distribution” as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an offering of our securities or effect any other transactions that are intended to stabilize the market price of our securities. In the event that the Company determines to pursue an “at-the-market” offering in Canada, the Company shall apply for the applicable exemptive relief from the Canadian securities commissions, as required.

In connection with any offering of our securities, other than an “at the market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Deloitte LLP, Chartered Professional Accountants, 939 Granville Street, Vancouver, British Columbia.

The transfer agent and registrar for the Company’s Common Shares in Canada is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

INTEREST OF EXPERTS

The technical information, Mineral Resource estimates and economic estimates relating to the Juanicipio Project, and the Company’s other properties included or incorporated by reference in this short form prospectus has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of the persons described below. The following persons are named as having prepared or certified a report under NI 43-101 referenced in this short form prospectus, either directly or in a document incorporated by reference.

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Under the supervision of AMC Mining Consultants (Canada) Ltd., Adrienne Ross, Ph.D., P.Geo., P.Geol., Gary Methven, P.Eng., Harald Muller, FAusIMM and Carl Kottmeier, P.Eng. are the authors responsible for the preparation of the technical report entitled “Juanicipio NI 43-101 Technical Report (Amended and Restated)”, dated January 19, 2018, with an effective date of October 21, 2017 and filed on SEDAR on January 19, 2018. This report replaces and supercedes the previously filed reports with respect to the Juanicipio Project.

Dr. Peter Megaw, Ph.D., C.P.G. is a Qualified Person as defined under NI 43-101 and has prepared, supervised the preparation of or reviewed certain parts of this short form prospectus and the documents incorporated by reference herein that are of a scientific or technical nature.

Deloitte LLP, Chartered Professional Accountants, have issued their Report of Independent Registered Public Accounting Firm dated March 30, 2020 in respect of the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and December 31, 2018 and the Company’s internal control over financial reporting as of December 31, 2019. Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

None of the experts named in the foregoing section held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company’s associates or affiliates, other than Dr. Peter Megaw who is a shareholder of the Company and holds approximately 0.4% of the outstanding securities of the Company. Cascabel and IMDEX, of which Dr. Peter Megaw is a principal, are entitled to a 2.5% net smelter return (“NSR”) royalty on the Cinco de Mayo property.

AGENT FOR SERVICE OF PROCESS

Dr. Peter Megaw, Harald Muller and Richard Clark reside outside of Canada and have appointed the following agents for service of process in Canada:

Name of Person	Name and Address of Agent
Dr. Peter Megaw	MAG Silver Corp. 770 – 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6

Richard Clark	MAG Silver Corp. 770 – 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to matters of U.S. law.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR and any document we file with, or furnish to, the SEC at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR and may be accessed at www.sec.gov. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are including in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference in this prospectus and any applicable prospectus supplement, and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as explicitly described in the section titled “Documents Incorporated by Reference”.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. Most of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth above), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, Delaware 19711 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

EXEMPTIVE RELIEF FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated April 3, 2020, the Company was granted relief from the requirement that this Prospectus and all documents incorporated by reference herein, as well as any prospectus supplement that relates to any future “at-the-market” distribution, must be in both the French and English languages. The Company is not required to file French versions of this Prospectus, the documents incorporated by reference herein or any prospectus supplement relating to an “at-the-market” distribution. This exemption was granted on the condition that this prospectus, together with any prospectus supplement, and any documents incorporated by reference in the prospectus or any prospectus supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

•	is or was a director or officer of the Registrant,
•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or
•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the Act,  the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against all eligible penalties (as defined herein) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding (as defined herein) after the final disposition of such eligible proceeding.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or
•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

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Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of the Registrant or an eligible party, may:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;
•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or
•	make any other order the Court considers appropriate.

Under Section 165 of the Act, the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21 of the articles of MAG Silver Corp. (the “Articles”), the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21 of the Articles.

Subject to any restrictions in the Act, the Registrant may indemnify any person.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles.

For the purposes of the Articles, an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an “eligible party”) or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. “Expenses” has the meaning set out in the Act.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of the Registrant;
•	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant;
•	at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;
•	at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

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FORM F-10

EXHIBITS OF MAG SILVER CORP.

EXHIBIT NUMBER	DESCRIPTION
4.1	Annual Information Form for the year ended December 31, 2019, dated March 30, 2020, as amended and restated on April 23, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant’s Amendment No. 1 to the Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed with the SEC on April 23, 2020 (File No. 001-33574)).
4.2	Audited consolidated financial statements as at December 31, 2019 and 2018 and for the years then ended, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020 (File No. 001-33574)).
4.3	Management’s discussion and analysis for the years ended December 31, 2019 and 2018 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020 (File No. 001-33574)).
4.6	Management Information Circular, dated May 8, 2019 relating to the annual general and special meeting of shareholders held on June 13, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on May 17, 2019 (File No. 001-33574)).
4.7	Material Change Report, dated April 17, 2019, relating to the announcement of project approval of the Juanicipio Project (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on April 17, 2019 (File No. 001-33574)).
4.8	Material Change Report, dated April 22, 2020, relating to the announcement of the Registrant’s COVID-19 update (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on April 23, 2020 (File No. 001-33574)).
5.1	Consent of Deloitte LLP, independent registered public accounting firm.
5.2	Consent of Peter Megaw, Ph.D., C.P.G.
5.3	Consent of Adrienne Ross, Ph.D., P.Geo., P.Geol.
5.4	Consent of Gary Methven, P.Eng.
5.5	Consent of AMC Mining Consultants (Canada) Ltd.
5.6	Consent of Carl Kottmeier, P.Eng.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-10 filed with the SEC on January 20, 2016).

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on April 23, 2020.

MAG SILVER CORP.

By:	/s/ George Paspalas
Name: George Paspalas Title: President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Paspalas and Larry Taddei, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ George Paspalas	Director, President and Chief Executive Officer	April 23, 2020
George Paspalas	(Principal Executive Officer)

/s/ Larry Taddei	Chief Financial Officer	April 23, 2020
Larry Taddei	(Principal Financial & Accounting Officer)

/s/ Peter D. Barnes	Director	April 23, 2020
Peter D. Barnes

/s/ Richard P. Clark	Director	April 23, 2020
Richard P. Clark

/s/ Jill Leversage	Director	April 23, 2020
Jill Leversage

/s/ Selma Lussenburg	Director	April 23, 2020
Selma Lussenburg

/s/ Dan MacInnis	Director	April 23, 2020
Dan MacInnis

/s/ Jonathan A. Rubenstein	Director	April 23, 2020
Jonathan A. Rubenstein

/s/ Derek C. White	Director	April 23, 2020
Derek C. White

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on April 23, 2020.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates

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